Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Algodon Wines & Luxury Development Group, Inc. (the “Company’s Quarterly Report”) on Form 10-Q for the period ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott L. Mathis, as Chief Executive Officer and principal executive officer and Maria I. Echevarria, as Chief Financial Officer and principal financial officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Scott L. Mathis
Scott L. Mathis
Chief Executive Officer and Principal Executive Officer

Dated: August 14, 2018

/s/ Maria I. Echevarria
Maria I. Echevarria
Chief Financial Officer and Principal Financial Officer

Dated: August 14, 2018

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.